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                                                                     EXHIBIT 3.2

                    AMENDED AND RESTATED CODE OF REGULATIONS

                                       OF

                        PREFORMED LINE PRODUCTS COMPANY

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such time and on such date in the month of April of each year as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders shall be called upon the written request of the chairman of the board, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise twenty-five percent (25%) of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

     Section 3. Notices of Meetings. Written notice of each annual or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

     Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

     Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion.

     At any such meeting at which a quorum is present, all questions and business which shall properly come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law or the Articles of Incorporation.

     The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present. If any meeting is so adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 6. Record Date. The Board of Directors may fix a record date for any lawful purpose including, without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for
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the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

     Section 7. Advance Notice of Shareholder-Proposed Business at Annual Meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the annual meeting of the previous year. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are "beneficially owned" (as defined under Rule 13d-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended) by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in this Code of Regulations to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7; provided, however, that nothing in this
Section 7 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7 and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE II

                            CERTIFICATES FOR SHARES

     Section 1. Form and Execution. Certificates for shares, certifying the number of fully paid shares owned, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

     Section 2. Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

     Section 3. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate
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to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

     Section 4. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. Number and Classification of Directors. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders, shall be at least six (6) and not greater than nine (9). The number of directors may be fixed or changed at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the directors or by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.

     The directors shall be divided, with respect to the time for which they severally hold office, into two (2) or three (3) classes, composed of at least three (3) directors each, with the term of office of each such class to expire at such time as prescribed by the shareholders at the annual meeting in which the directors of such class are elected. At each annual meeting of shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the second (if there are two classes) or third (if there are three classes) succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

     Section 2. Nomination of Directors; Advance Notice of Shareholder Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made by or at the direction of the Board of Directors, by any nominating committee or person appointed for such purpose by the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by, or at the direction of, or under the authority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the annual meeting of the previous year. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation, if any, which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance

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with the foregoing procedure and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3. Election of Directors. The election of directors shall be held at the annual meeting of shareholders. If, however, an annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting.

     Section 4. Term of Office. Each director shall hold office until such time as his or her successor is elected and qualified as provided in this Article III or until his earlier resignation, removal from office or death.

     Section 5. Removal. All the directors, or all the directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of at least two-thirds of the voting power entitling them to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.

     Section 6. Vacancies. Vacancies in the Board of Directors, regardless of how such vacancies shall have been created, may be filled by a majority vote of the remaining directors. A vacancy or vacancies in the Board of Directors shall be deemed to exist if the number of directors of any class is increased by the board. Any person or persons chosen by the Board of Directors to fill a vacancy or vacancies on the board shall hold office until the next meeting of shareholders called for the election of directors. Shareholders entitled to elect directors shall have the right to fill any vacancy or vacancies in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for the election of directors and any directors elected at any such meeting of shareholders shall serve for the balance of the unexpired term.

     Section 7. Quorum. A majority of the directors in office at the time shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is required by law. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present.

     Section 8. Annual Meeting. Annual meetings of the Board of Directors shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the Board of Directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such shareholders' meeting was held.

     Section 9. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may, by resolution or by-law, from time to time, determine. The secretary shall give notice of each such resolution or by-law to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

     Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board, the president, any vice president, or any two members of the Board of Directors, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

     Section 11. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any standing or special committee may by

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resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

     Section 12. By-laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

     Section 13. Committees. The Board of Directors may by resolution provide for such standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as the Board of Directors may provide.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. General Provisions. The Board of Directors shall elect a chief executive officer, a president, such number of vice presidents as the board may from time to time determine, a secretary and a treasurer and, in its discretion, a chairman of the Board of Directors. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The president, any vice president who succeeds to the office of the president, and the chairman of the board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two of such offices, other than that of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Board of Directors.

                                   ARTICLE V

                               DUTIES OF OFFICERS

     Section 1. Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders and shall have such other powers and duties as may be prescribed by the Board of Directors.

     Section 2. Chief Executive Officer. The Board of Directors shall designate either the chairman of the board or the president as chief executive officer of the Corporation. The chief executive officer shall exercise supervision over the business of the Corporation and all of the other officers of the Corporation, subject, however, to the control of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature, and shall have all the powers and duties as the Board of Directors may from time to time assign to him.

     Section 3. President. The president of the Corporation shall exercise supervision over such aspects of the business of the Corporation as may be assigned to him by the chief executive officer (if the president has not been designated chief executive officer), subject, however, to the control of the chief executive officer and the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature, and shall have all the powers and duties as the chief executive officer or the Board of Directors may from time to time assign to him. If the president has not been designated by the Board of Directors as the chief executive officer, he shall report to the chief executive officer.

     Section 4. Vice Presidents. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Board of Directors or the chief executive officer.
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     Section 5. Secretary.  The secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board of Directors or the chief executive officer.

     Section 6. Treasurer. The treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands; and he shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the chief executive officer. Unless another individual is elected to the office of treasurer, the vice president-finance shall also serve as treasurer.

     Section 7. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

                                   ARTICLE VI

                         INDEMNIFICATION AND INSURANCE

     Section 1. Indemnification in Non-Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner or employee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 2. Indemnification in Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner or employee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of (a) any claim, issue or matter as to
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which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such court shall deem proper; or (b) any action or suit in which the only liability asserted against a director is pursuant to
Section 1701.95 of the Ohio Revised Code.

     Section 3. Indemnification as Matter of Right. To the extent that a director, trustee, officer, partner or employee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections l and 2 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     Section 4. Determination of Conduct. Any indemnification under Sections 1 and 2 of this Article VI, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, partner or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections l and 2 of this Article VI. Such determination shall be made
(a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; or
(c) by the shareholders; or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under Section 4(a) or by independent legal counsel under Section 4(b) of this Article VI shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under Section 2 of this Article VI, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     Section 5. Mandatory Advance Payment of Expenses. Unless at the time of a director's act or omission that is the subject of an action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, the Articles of Incorporation or the Code of Regulations of the Corporation state that the provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation and unless the only liability asserted against the director in an action, suit or proceeding referred to in Sections 1 and 2 of this Article VI is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys' fees, incurred by a director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (b) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

     Section 6. Advance Payment of Expenses. Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in Sections l and 2 of this Article VI, may be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, partner or employee to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

     Section 7. Nonexclusivity. The indemnification provided by this Article VI shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Code of Regulations or any agreement, vote of shareholders

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or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, trustee, officer, partner or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 8. Liability Insurance. The Corporation may purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner or employee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI or of Chapter 1701 of the Ohio Revised Code.

     Section 9. No Obligation of Repayment. The authority of the Corporation to indemnify persons pursuant to Sections 1 and 2 of this Article VI does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 5, 6, 7 and 8 of this
Article VI. Sections 1 and 2 of this Article VI do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 5, 6, 7 and 8 of this Article VI.

                                  ARTICLE VII

                           CONTROL SHARE ACQUISITIONS

     Section 1701.831 of the Ohio Revised Code does not apply to "control share acquisitions" of shares of the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

     This Code of Regulations may be amended, or new regulations may be adopted, at any meeting of shareholders called for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, except that Sections 1 and 5 (Number and Classification; Removal) of Article III may be amended or repealed only by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power on such proposal.

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